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                                                                      Exhibit 15

                 Independent Accountants' Acknowledgement Letter

To the Members and Board of Managers of
Excelsior Venture Partners III, LLC

We are aware of the use of our report dated September 5, 2003 relating to the unaudited interim financial statements and financial highlights of Excelsior Venture Partners III, LLC which are included in this Form 10-Q (No. 000-29665) for the quarter ended July 31, 2003.

                                                         ERNST & YOUNG LLP

Boston, Massachusetts
September 15, 2003